                                                                     EXHIBIT (9)

           OPINION OF BARRY G. SKOLNICK, ESQ. AND CONSENT TO ITS USE
             AS TO THE LEGALITY OF THE SECURITIES BEING REGISTERED

September 7, 2001

Board of Directors
ML Life Insurance Company of New York
100 Church Street, 11th floor
New York, NY 10080-6511

To The Board Of Directors:

In my capacity as General Counsel of ML Life Insurance Company of New York (the "Company"), I have supervised the preparation of the registration statement on Form N-4 of the ML of New York Variable Annuity Separate Account A (the "Account") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statement describes certain flexible premium individual deferred variable annuity contracts which will participate in the Account.

I am of the following opinion:

1. The Company has been duly organized under the laws of the State of New York and is a validly existing corporation.

2. The flexible premium individual deferred variable annuity contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

3. The Account is duly created and validly existing as a separate account of the Company pursuant to New York law.

4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statement.

                                          Very truly yours,

                                          /s/ Barry G. Skolnick
                                          Barry G. Skolnick
                                          Senior Vice President and
                                          General Counsel